UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019 (March 14, 2019)

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, the Compensation Committee of the Board of Directors of Smith Micro Software, Inc. (the “Company”) and the Company’s Board of Directors approved the following discretionary performance bonus:

Name	Position	Cash Bonus (1)	Unrestricted Stock Award (2)
William W. Smith, Jr.	President and Chief Executive Officer	$100,000	50,000 shares

(1) The cash bonus will be paid by the Company on a quarterly basis throughout the fiscal year ending December 31, 2019.

(2) The grant date of the unrestricted common stock award was March 14, 2019.

The discretionary cash bonus and unrestricted stock award were recommended by the Compensation Committee and approved by the Board of Directors, in recognition of the exemplary performance of Mr. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smith Micro Software, Inc.

Date: March 15, 2019	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer